UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Hudson Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

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HUDSON TECHNOLOGIES, INC.
PO Box 1541, One Blue Hill Plaza
Pearl River, New York 10965
April 28, 2021
Dear Fellow Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders of Hudson Technologies, Inc., which will be held on Thursday, June 10, 2021 at 10:00 A.M. local time at the Company’s offices at One Blue Hill Plaza, Pearl River, New York 10965. Due to the ongoing COVID-19 pandemic we are conducting a “hybrid” meeting and encouraging shareholders to participate online. See the box below for further details. The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.
Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the attached Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided or vote by one of the other means provided in the Proxy Statement. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 1 State Street, 30th Floor, New York, New York 10004, in writing, of the correct address.
Your vote is very important, and we will appreciate a prompt return of your signed proxy card or other voting instructions.
Cordially,
Brian F. Coleman
Chairman of the Board and
Chief Executive Officer

As part of our effort to maintain a safe and healthy environment at our 2021 Annual Meeting and after closely monitoring statements issued by the World Health Organization (who.int), the Centers for Disease Control and Prevention (cdc.gov) and the New York State Department of Health (health.ny.gov) regarding the novel coronavirus disease, COVID-19, we have decided to pursue a “hybrid” meeting to give shareholders the option of attending the 2021 Annual Meeting online at https://www.cstproxy.com/hudsontech/2021. Shareholders who wish to attend the meeting in person may do so at the physical meeting location at the Company’s offices at One Blue Hill Plaza, Pearl River, New York 10965. The health and well-being of our employees, directors and shareholders are of the utmost importance to us. For that reason, our Board of Directors and most members of the management team will be attending the 2021 Annual Meeting by remote communication and will not be present at the physical meeting location. If permitted by law, we reserve the right to hold the 2021 Annual Meeting solely by means of remote communication. If we make the decision to do so, it will be communicated by press release, posted on our website, and filed with the SEC as additional proxy material. We strongly encourage all attendees to review guidance from public health authorities and to attend the 2021 Annual Meeting online and vote their shares in advance of the meeting, using the internet, by telephone or by mail to address concerns about exposure to COVID-19.

HUDSON TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2021
To the Shareholders of HUDSON TECHNOLOGIES, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the “Company”) will be held on Thursday, June 10, 2021 at 10:00 A.M., local time at the Company’s offices at One Blue Hill Plaza, Pearl River, New York 10965 for the following purposes:
1.
To elect a class of four directors who shall serve until the Annual Meeting of Shareholders to be held in 2023 or until their successors have been elected and qualified;

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To approve, by non-binding advisory vote, the resolution approving named executive officer compensation;

3.
To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021; and

4.
To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of record at the close of business on April 15, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
By Order of the Board of Directors
Nat Krishnamurti
Secretary
April 28, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON JUNE 10, 2021 — The Proxy Statement and Annual Report to Shareholders are available at https://www.cstproxy.com/hudsontech/2021
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:
PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR VOTE BY ONE OF THE OTHER MEANS DESCRIBED IN THIS PROXY STATEMENT. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PROXY STATEMENT
HUDSON TECHNOLOGIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2021
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hudson Technologies, Inc. (the “Company”, “Hudson”, “we” or “our”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 10, 2021, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.
We are taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to our shareholders via the Internet. On or about April 28, 2021, we will be mailing our Notice of Internet Availability of Proxy Materials to our shareholders, which contains instructions for our shareholders’ use of this process, including how to access our 2021 proxy statement and 2020 annual report to shareholders and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may receive a paper copy of the 2021 proxy statement and 2020 annual report to shareholders.
Proxies duly executed, returned and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.
The address and telephone number of the principal executive offices of the Company is:
PO Box 1541, One Blue Hill Plaza
Pearl River, New York 10965
Telephone No.: (845) 735-6000
HOW TO ATTEND THE MEETING ONLINE
As part of our effort to maintain a safe and healthy environment at our 2021 Annual Meeting and after closely monitoring statements issued by the World Health Organization (who.int), the Centers for Disease Control and Prevention (cdc.gov) and the New York State Department of Health (health.ny.gov) regarding the novel coronavirus disease, COVID-19, we have decided to pursue a “hybrid” meeting to give shareholders the option of attending the 2021 Annual Meeting online at https://www.cstproxy.com/hudsontech/2021. As a registered shareholder, you received either a Notice and Access instruction form or Proxy Card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer at the phone number or e-mail address below. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact your bank, broker or other intermediary and obtain a legal proxy. Once you have your legal proxy, contact Continental Stock Transfer to have a control number generated. Continental Stock Transfer contact information is as follows: 917-728-9124, or email proxy@continentalstock.com.
OUTSTANDING STOCK AND VOTING RIGHTS
Only shareholders of record at the close of business on April 15, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 43,385,092 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), the only class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

VOTING PROCEDURES
Directors will be elected by a plurality of the votes cast by the holders of Common Stock in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. Therefore, the nominees receiving the greatest number of votes cast at the meeting will be elected as directors of the Company. Proposals 2 and 3 will be decided by the majority of the votes cast by the holders of the Common Stock in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. A quorum will be present at the Annual Meeting if the holders of a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company’s transfer agent.
In accordance with applicable law, abstentions and “broker non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Based upon the requirements of the law of the State of New York and the Certificate of Incorporation and By-laws, as amended (the “By-laws”), of the Company, “votes cast” at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of Proposals 2 and 3. Failures to vote, broker non-votes and abstentions will not be considered “votes cast” and will therefore have no effect on the outcome of these Proposals.
Proxies will be voted in accordance with the instructions thereon. If no instructions are given, the proxies will be voted “for” the director nominees, and “for” the other proposals set forth herein and in the discretion of the indicated proxies upon such other business as may properly come before the meeting. Proxies may be revoked as noted above.

PROPOSAL 1
ELECTION OF FOUR DIRECTORS TO THE BOARD OF DIRECTORS
The Company’s By-laws currently provide that the Board is divided into two classes, with each class to have a term of two years (the term of each class expiring in alternating years) and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. The By-laws provide that the number of directors shall be fixed by the Board but in any event, shall be no less than five (5) (subject to decrease by a resolution adopted by the shareholders).
At the Annual Meeting a class of four directors will be elected to a two-year term expiring at the Annual Meeting of Shareholders to be held in 2023. Messrs. Vincent P. Abbatecola, Brian F. Coleman, Ms. Jill K. Frizzley and Mr. Otto C. Morch are the nominees for a two-year term expiring at the Annual Meeting of the Shareholders to be held in 2023.
Messrs. Richard D. Caruso, Stephen P. Mandracchia, Dominic J. Monetta, Richard Parrillo and Eric A. Prouty will not stand for election at the Annual Meeting because their respective terms expire at the Annual Meeting of Shareholders to be held in 2022.
Proxies will be voted for the nominees named below, unless authority is withheld. Should any nominee not be available for election, proxies will be voted for such substitute nominee as may be designated by the Board. Each of the nominees has indicated to the Board that he will be available and is willing to serve.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SPECIFIED BELOW.
The following is information with respect to the nominees for election as directors at the Annual Meeting that each nominee for director has given us about his or her age, all positions he or she holds, his or her principal occupation and his or her business experience for at least the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and our Board.
Name	Age	Position
Vincent P. Abbatecola	75	Director
Brian F. Coleman	59	Director, Chairman, President and Chief Executive Officer
Jill K. Frizzley	45	Director
Otto C. Morch	87	Director
Vincent P. Abbatecola has been a Director of the Company since June 1994. Mr. Abbatecola is President of Abbey Ice & Spring Water, Spring Valley, New York, where he has been employed since May 1971. He was formerly the Chairman of the National Packaged Ice Association. Mr. Abbatecola serves on the Nyack Hospital Board of Trustees, the United Hospice Board and the St. Thomas Aquinas College President’s Council. We believe that Mr. Abbatecola’s qualifications to sit on our Board include executive business experience in his industry, his over 25 years of experience in the refrigeration industry and as Chairman of the Company’s Audit Committee for over 25 years.
Brian F. Coleman has been a Director of the Company since December 2007, and Chairman of the Board, President and Chief Executive Officer since July 2020. He previously served the Company as President and Chief Operating Officer from August 2001 until July 2020, and served as Chief Financial Officer of the Company from May 1997 until December 2002. From June 1987 to May 1997, Mr. Coleman was employed by, and from July 1995, was a partner with BDO USA, LLP, the Company’s independent registered public accounting firm. We believe Mr. Coleman’s qualifications to sit on our Board include his prior financial and accounting experience obtained as a partner with BDO USA, LLP, and his over 20 years of experience in the air conditioning and refrigeration industry including as our President for the past 20 years.

Jill K. Frizzley has been a Director of the Company since December 2019. Since June 2019, Ms. Frizzley has been the president of Wildrose Partners, LLC, an independent consultant company providing governance and related advisory services to corporations. From 2016 through May 2019, Ms. Frizzley served as Counsel in the Business Finance and Restructuring Group at Weil, Gotshal, & Manges, LLP, a global law firm, where she led legal and business teams on prominent debtor and creditor representations. From 2000 until 2016, Ms. Frizzley served as Associate and then Counsel in the Bankruptcy & Business Finance group at Sherman & Sterling LLP, representing corporate entities and financial services companies. Ms. Frizzley currently serves as an independent director on the board of directors of Paragon Metals Holdings, LLC, US Fitness, and Tronair, Inc. Ms. Frizzley is also an independent director for a material subsidiary of Intelsat (NYSE: I). We believe that Ms. Frizzley’s qualifications to sit on the board include her more than 20 years of experience and expertise as a legal and governance advisor across various industries.
Otto C. Morch has been a Director of the Company since March 1996. Mr. Morch was a Senior Vice President of Commercial Banking at Provident Savings Bank, F.A. for more than five years until his retirement in December 1997. We believe that Mr. Morch’s qualifications to sit on our Board include his financial and other experience obtained as a Senior Vice President at Provident Savings Bank, F.A., his 25 years of experience in the air conditioning and refrigeration industry by virtue of his service on our Board including his membership on the Company’s Audit Committee for 25 years.
The following is information with respect to the directors whose terms of office expire at the Annual Meeting of Shareholders to be held in the year 2022:
Name	Age	Position
Richard D. Caruso	59	Director
Stephen P. Mandracchia	61	Director
Dominic J. Monetta	79	Director
Richard Parrillo	68	Director
Eric A. Prouty	51	Director
Richard D. Caruso, has been a Director of the Company since December 2019. Mr. Caruso has, since 2014 been an independent consultant providing interim management services either directly to clients or as a project consultant through Huron Consulting Group, including serving as the Interim Chief Financial Officer of JW Aluminum Corporation from April 2017 through November 2018. Since April 2011, Mr. Caruso has served as the Chief Financial Officer of RG Steel, LLC, which filed for Chapter 11 bankruptcy in May 2012. From March 2005 to March 2011, Mr. Caruso served as a Managing Director of Huron Consulting Group during which time he held interim management positions for numerous companies involved in restructuring as well as financial advisor to numerous other debtors and creditors’ committees. Mr. Caruso currently serves on the board of directors of JW Aluminum Corporation, School Specialty, LLC, The Foundation for IUP, Residential Revival Indiana, the National Aviary, and the Baptist Homes Society. Previously, Mr. Caruso served on the board of directors of Motorcoach Industries, Penn Commonwealth Insurance, Small Tube Products, Ameribank and HCI-HVH, Inc. Mr. Caruso has extensive experience in executive management, including special situations.
Stephen P. Mandracchia, has been a Director of the Company since September 2020. Mr. Mandracchia was a founder of the Company, and served as Vice President Legal and Regulatory of the Company from August 2003 until May 2019 and was Secretary of the Company from 1995 until May 2019. He served in a variety of capacities with the Company since 1993 and served as a consultant to the Company from May 2019 through August 2020. Mr. Mandracchia has been an independent advisor to Alchemi Capital, LLC since April 2020 in connection with the Alchemi Real Estate Fund. Mr. Mandracchia was a member of the law firm of Martin, Vandewalle, Donohue, Mandracchia & McGahan in Great Neck, New York until 1995 (having been associated with such firm since 1983). Mr. Mandracchia was the brother-in-law of Kevin J. Zugibe, the Company’s former Chairman and Chief Executive Officer.
Dominic J. Monetta, DPA has been a Director of the Company since April 1996. Dr. Monetta has, since August 1993, been the President of Resource Alternatives, Inc., a corporate development firm concentrating on resolving technically oriented managerial issues facing chief executive officers and their senior executives. From December 1991 to May 1993, Dr. Monetta served as the Director of Defense Research and Engineering for Research and Advanced Technology, United States Department of Defense. From June 1989 to December 1991, Dr. Monetta served as the Director of the Office of New Production Reactors, United States Department of Energy. Dr. Monetta’s qualifications to sit on our Board include his chemical engineering and other management experience obtained as a senior executive for the US Departments of Energy and Defense. Dr. Monetta has over 20 years of experience in the air conditioning and refrigeration industry by virtue of his service on our Board and his experience also includes his membership on the Company’s Audit Committee for the last 13 years and Occupational, Safety and Environmental Protection Committee for the last 18 years.
Richard Parrillo has been a director of the Company since September 2014. Mr. Parrillo has, since 2007 been the Managing Member and principal of Tank Wash USA, LLC, an industrial tank cleaning and inspection company. Between 2000 and 2007, Mr. Parrillo was the Managing Member of Brite Clean, LLC. Between 1999 and 2007, Mr. Parrillo was the Managing Member of Matlack Leasing LLC, and he served as Vice President of Matlack Leasing Corporation, a subsidiary of Matlack Systems, Inc. from 1995 to 1999. From 1990 to 1995, Mr. Parrillo served as North American Sales Manager for Eurotainer USA, Inc. Mr. Parrillo also served as Sales/Operations Manager for SSM Coal North America, Inc., from 1984 to 1990, and worked at the Rentco Division of Fruehauf Corp. We believe that Mr. Parrillo’s qualifications to sit on the board include his more than 30 years of business experience in the petrochemical and related service industries, both domestically and internationally, as well as his experience in the areas of mergers, acquisitions, management and sales, having negotiated, acquired and managed 14 related companies over the past 30 years.
Eric A. Prouty has been a director of the Company since September 2014. Mr. Prouty has, since January 2012, been an independent consultant providing business development and capital markets consulting services and has provided such services to Hudson at various times between May 2012 and December 2018. Mr. Prouty currently is a Partner at AdvisIRy Partners, a New York based investor relations firm. He also currently serves on the board of directors of Pacific Green Technologies, Inc. where he is the Chairman of the Audit Committee. From June 1992 through November 2011, Mr. Prouty held positions in the research departments of a number of sell side and buy side firms with a sector focus on the cleantech and sustainability industries with firms including Canaccord Genuity, Adams Harkness, Robertson Stephens and First Albany. From April 2018 to February 2019, Mr. Prouty served on the board of directors and on the audit committee of Aqua Metals, Inc. Mr. Prouty currently is a Trustee and Treasurer of the Hancock Shaker Village. We believe that Mr. Prouty’s qualifications to sit on the board include his more than 25 years of experience as an equity research analyst in the investment banking field and knowledge of the sustainability industry.
The Board has determined that each of Messrs. Abbatecola, Caruso, Ms. Frizzley, and Messrs. Monetta, Morch, Parrillo and Prouty is an “independent director” within the meaning of applicable NASDAQ Listing Rules.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE FOUR NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
DESCRIBED ABOVE
BOARD AND COMMITTEE INFORMATION
Board Meetings
A total of 8 meetings of the Board were held during the fiscal year ended December 31, 2020 (“Fiscal 2020”). During Fiscal 2020, no director attended fewer than 75 percent of the aggregate of (1) the Board meetings that were held, and (2) the meetings held by the committees of the Board on which he or she served.
Committees of the Board of Directors
The Board has an Audit Committee which supervises the audit and financial procedures of the Company and is responsible for the selection of the Company’s independent registered public accounting firm. The members of the Audit Committee are Messrs. Abbatecola, Monetta, Morch, Parrillo and Prouty.

The Board has determined that each member of the Audit Committee is an “independent director” within the meaning of the applicable NASDAQ Listing Rules and applicable Securities and Exchange Commission (“SEC”) rules under the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee does not have a member who qualifies as a “financial expert” under the federal securities laws. The members of the Audit Committee have each been active in the business community and have broad and diverse backgrounds, and financial experience. Two of the current members have served on the Company’s Audit Committee and have overseen the financial review by the Company’s independent auditors for more than 15 years. The Company believes that the current members of the Audit Committee are able to fully and faithfully perform the functions of the Audit Committee and that the Company does not need to install a “financial expert” on the Audit Committee. The Audit Committee held 5 meetings during Fiscal 2020. A copy of the Audit Committee charter is available on the Company’s website at www.hudsontech.com.
The Board also has a Compensation Committee, which is responsible for, among other things, assisting the Board in overseeing our executive compensation strategy and reviewing and approving the compensation of our executive officers and for the administration of the Company’s employee benefit plans. The Compensation Committee is also responsible for reviewing and approving the compensation of the Company’s directors. The executive officers do not determine executive or director compensation but provide information and recommendations to the Compensation Committee upon its request. The members of the Compensation Committee are Messrs. Abbatecola, Monetta, Morch, Parrillo and Prouty. The Board has determined that each member of the Compensation Committee is an “independent director” within the meaning of the applicable NASDAQ Listing Rules and applicable SEC rules under the Exchange Act. The Compensation Committee held 3 meetings during Fiscal 2020. A copy of the Compensation Committee charter is available on the Company’s website at www.hudsontech.com.
The Board also has an Executive Committee which is authorized to exercise the powers of the Board in the general supervision and control of the business affairs of the Company during the intervals between meetings of the Board. The members of the Executive Committee are Messrs. Abbatecola, Caruso, Coleman, Ms. Frizzley, and Messrs. Morch and Prouty. Mr. Zugibe served on the Executive Committee until June 23, 2020. Mr. Coleman joined the Committee effective June 24, 2020.
The Board also has an Occupational, Safety and Environmental Protection Committee, which is responsible for satisfying the Board that the Company’s Environmental, Health and Safety policies, plans and procedures are adequate. The members of the Occupational, Safety and Environmental Protection Committee are Messrs. Mandracchia and Monetta. Mr. Zugibe served on the Occupational, Safety and Environmental Protection Committee until June 23, 2020. Mr. Mandracchia joined the Occupational, Safety and Environmental Protection Committee effective September 1, 2020.
In December 2019 the Board established a Restructuring Committee, which is responsible for commencing, overseeing and managing any process to sell or refinance the Company, and to manage all aspects of the Company’s restructuring efforts and strategies. The members of the Restructuring Committee are Messrs. Coleman and Caruso and Ms. Frizzley. Mr. Zugibe served on the Restructuring Committee until June 23, 2020. Mr. Coleman joined the Committee effective June 24, 2020.
The Board has a Nominating Committee whose members consist of Messrs. Abbatecola, Coleman and Monetta, and which was responsible for recommending to the independent directors the nominees for election to the Board at the annual meeting of the shareholders. Mr. Zugibe served on the Nominating Committee until June 23, 2020. Mr. Coleman joined the Nominating Committee effective June 24, 2020. Mr. Coleman is not an independent director within the meaning of the applicable NASDAQ Listing Rules and Mr. Zugibe was not an independent director during his tenure on the Nominating Committee. In accordance with applicable NASDAQ Listing Rules, the nominees for director at the Annual Meeting named above were selected as nominees to the Board by vote of a majority of the independent directors. When reviewing candidates for our Board, the Nominating Committee and the independent members of the Board consider the evolving needs of the Board and seek candidates that fill any current or anticipated future needs. The Nominating Committee and the independent Board members also believe that all directors should possess the attributes described below in the last paragraph under the caption “Consideration of Director Nominees Recommended by Shareholders.” While neither the Nominating Committee nor the Board has a formal policy with respect to diversity, the Nominating Committee and the

Board believe that it is important that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating Committee and the independent members of the Board consider the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.
Shareholder nominations for directors of the Company will be considered by the independent directors subject to the shareholder complying with the procedures described below. The Nominating Committee held two meetings during Fiscal 2020. The Nominating Committee does not have a charter.
Board Leadership Structure
The Board believes our current leadership structure, where our Chief Executive Officer also serves as our Chairman of the Board, provides us with the most effective leadership model by enhancing the Chairman and Chief Executive Officer’s ability to provide insight and direction of business strategies and plans to both the Board and our management. The Board believes that a single person, acting in the capacities of Chairman and Chief Executive Officer, provides us with unified leadership and focus and that our business strategies are best served if the Chairman is also a member of our management team. We do not have a lead independent director; however, our Audit Committee and our Compensation Committee are comprised solely of independent directors and our Nominating Committee is comprised of a majority of independent directors. We believe the composition of these three Board committees, the fact that our independent directors determine Board nominees and the compensation of our executive officers, as well as the practice of our independent directors to meet in executive session without our Chief Executive Officer and the other members of our management present, help ensure that our Board maintains a level of independent oversight of management that is appropriate for our Company.
Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and potential conflicts of interest with related parties. The Nominating Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports, or otherwise, about such risks.
Audit Committee Report
In December 2020, the Audit Committee met with management and the Company’s independent registered public accounting firm, BDO USA, LLP to review and discuss the audit and the procedures and timing of the audit. In March 2021, the Audit Committee met with management and BDO USA, LLP to review and discuss the audited financial statements. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and confirming letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its independence and has discussed with BDO USA, LLP its independence from the Company. Based upon the review and discussions referred to above, the Audit Committee ratified its prior recommendation to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
The Audit Committee —
Vincent Abbatecola, Dominic Monetta, Otto Morch, Richard Parrillo and Eric Prouty.
Code of Conduct and Ethics
The Company has adopted a written code of conduct and ethics that applies to all directors, and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The Company will provide a copy of its code of conduct and ethics to any person without charge upon written request addressed to Hudson Technologies, Inc., PO Box 1541, One Blue Hill Plaza, Pearl River, New York 10965, Attention: Nat Krishnamurti.
Executive Officers
In addition to Brian F. Coleman, Nat Krishnamurti, Kathleen L. Houghton and Kenneth Gaglione serve as executive officers of the Company. Executive officers are elected annually and serve at the pleasure of the Board. The following is information with respect to such executive officers:
Nat Krishnamurti, age 49, was appointed to the position of Vice President, Chief Financial Officer in September 2016 and was also appointed as the Company’s Secretary in May 2019. Mr. Krishnamurti was the Chief Financial Officer and Interim Chief Financial Officer of Interpace Diagnostics Group, Inc. during 2016 after serving as Vice President, Corporate Controller and Chief Accounting Officer from August 2015 to February 2016. Prior to joining Interpace, Mr. Krishnamurti served as chief financial officer of Applied Minerals, Inc., a publicly traded company, from May 2012 to August 2015. Prior to Applied Minerals, from May 2000 to September 2011, Mr. Krishnamurti served as Chief Accounting Officer for inVentiv Health, a global provider of clinical, communications and commercial services which was publicly traded until August 2010. While at inVentiv Health, he also held various finance positions of increasing responsibility, including Manager, Director, and VP of Finance. Prior to inVentiv Health, Mr. Krishnamurti worked in public accounting firms, including PricewaterhouseCoopers LLP. Mr. Krishnamurti earned an M.B.A. from Long Island University and a B.S. in Accounting from City University of New York, Brooklyn College and is a licensed Certified Public Accountant.
Kathleen L. Houghton, age 48, has been Vice President — Sales and Marketing of the Company since May 2019 and joined Hudson in November 2014 as Director of Marketing. She has over 25 years of marketing experience within industrial manufacturing companies. Her previous roles include 16 years with Kidde-Fenwal/United Technologies, including Director of Marketing Global Suppression. Other prior positions include Vice President, Marketing at C&M Corporation and Vice President, Sales & Marketing at Safety Hi-Tech USA. Ms. Houghton holds an MBA from Boston University as well as a Bachelor of Mechanical Engineering (Hons) and a Bachelor of Commerce (Marketing) from Monash University in Australia.
Kenneth Gaglione, age 59, had been Vice President — Operations of the Company since September 2020. Prior thereto Mr. Gaglione most recently served as Global Marketing Director for aftermarket refrigerants at Honeywell International, Fluorine Products Division from 2018 to 2020. He served in a number of other capacities at Honeywell International from 2011, including Global Business Director — Aerosol & Solvents from 2015-2017, Senior Marketing Manager, Refrigerants from 2013-2014 and Global Product Manager/Senior Marketing Manager, Structural Enclosures from 2011-2013. Before joining Honeywell Mr. Gaglione had extensive experience marketing and developing advanced electronic packaging materials with Rohm and Haas’ Electronic Materials division and Ciba-Geigy’s Photopolymers division. Mr. Gaglione received a B.S. in Chemistry from the State University of New York and an MBA in Marketing from the University of California, Irvine.
COMMUNICATIONS WITH THE BOARD
The Board has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Board individually or as a group by writing to: The Board of Directors of Hudson Technologies, Inc. c/o Corporate Secretary, PO Box 1541, One Blue Hill Plaza, Pearl River, NY 10965. Shareholders should identify their communication as being from a shareholder of the Company. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by a shareholder of the Company before transmitting the communication to the Board.
BOARD ATTENDANCE AT ANNUAL SHAREHOLDER MEETINGS
We have a policy that strongly encourages directors to attend our Annual Meeting of Shareholders and our directors typically attend each Annual Meeting in person. However, due to health protocols resulting from the COVID-19 pandemic, we held last year’s Annual Meeting of Shareholders in a virtual, “hybrid” format and only two of our serving directors attended in person.

CONSIDERATION OF DIRECTOR NOMINEES RECOMMENDED BY SHAREHOLDERS
Shareholders of Hudson wishing to recommend director candidates to the Board must submit their recommendations in writing to the Chairman of the Board, c/o Corporate Secretary, Hudson Technologies, Inc., PO Box 1541, One Blue Hill Plaza, Pearl River, NY 10965.
The independent directors of the Board will consider nominees recommended by Hudson’s shareholders provided that the recommendation contains sufficient information for the independent directors to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by shareholders that comply with these procedures will be considered either solely by Hudson’s independent directors, or by a nominating committee of the Board that is comprised solely of Hudson’s independent directors, if such committee exists at the time. The recommendations must also state the name of the shareholder who is submitting the recommendation. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under applicable NASDAQ Listing Rules. Each nomination is also required to set forth: (i) a representation that the shareholder making the nomination is a holder of record of capital stock of Hudson entitled to vote at such meeting; (ii) a representation as to the beneficial interest of the shareholder making the nomination including, without limitation, any derivative securities holdings, short interests, hedges and any agreements that increase or decrease such shareholder’s voting power; (iii) all stock ownership information with respect to any shareholder or shareholder group with whom the shareholder making the nomination is associated, whether or not such persons constitute a filing group for purposes of Schedule 13D; (iv) whether the shareholder making the nomination intends individually or as part of a group, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Hudson’s outstanding capital stock required to approve or adopt the proposal, and/or to otherwise solicit proxies in support of such proposal; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (vi) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; and (vii) the consent of each nominee to serve as a director of Hudson if so elected. A nomination which does not comply with the above requirements or that is not received by the deadline referred to below will not be considered. All shareholder recommendations will be reviewed in the same manner as other potential candidates for Board membership.
The qualities and skills sought in prospective members of the Board are determined by the Board. The Board generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for Hudson. Criteria to be considered for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Board in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of Hudson’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to Hudson. Such persons should not have commitments that would materially conflict with the time commitments of a Director of Hudson.
DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS
A shareholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Shareholders to be held in 2022, which we currently anticipate will be held in or about June 2022, is required to give written notice containing the required information specified above and otherwise in accordance with our By-Laws, addressed to the Independent Directors of the Board, c/o Secretary of the

Company, Hudson Technologies, Inc., PO Box 1541, One Blue Hill Plaza, Pearl River, NY 10965, of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company’s Secretary no earlier than February 10, 2022 and no later than March 12, 2022. In the event that the Annual Meeting of Shareholders to be held in 2022 is held either before May 11, 2022 or after August 9, 2022, then the notice of nomination and other required information must be received by the Company’s Secretary no later than 90 days prior to the date of such meeting or, within 10 days following the first public announcement of the date of such annual meeting if such public announcement is made less than 100 days prior to the date of such meeting.
In addition, to be timely, a shareholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice will be true and correct as of the record date for the 2022 Annual Meeting and as of the date that is 10 business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Company not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on Hudson’s review of copies of such forms received by Hudson, and on representations made to us, we believe that during the year ended December 31, 2020, all filing requirements applicable to all officers, directors and greater than 10% beneficial shareholders were timely complied with, except that the estate of our former Chief Executive Officer, Kevin J. Zugibe, failed to file one Form 4 on a timely basis.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Program and Philosophy
Our compensation program is intended to:
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Attract, motivate, retain and reward employees of outstanding ability;

•
Link changes in employee compensation to individual and corporate performance;

•
Align employees’ interests with those of the Company’s shareholders.

The ultimate objective of our compensation program is to increase shareholder value. We seek to achieve these objectives with a total compensation approach which takes into account a competitive base salary, bonus pay based on the annual performance of the Company and individual goals and equity incentive awards.
The Board’s Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers, has carefully considered the results of prior say-on-pay shareholder votes. During 2020, the Compensation Committee retained Grant Thornton LLP to prepare a market analysis comparing executive salary data to published survey data and market peer group data. The Company paid Grant Thornton LLP a fee of $50,500 for these services. During 2020, Grant Thornton LLP also provided other advisory services to the Company, which included providing the services of Ryan Maupin, our former Chief Restructuring Officer, resulting in total fees of $1,389,451. The other advisory services were approved by the full Board. The Compensation Committee was cognizant of the unrelated services provided by Grant Thornton LLP and did not believe such services presented a conflict of interest.
Base Salaries
Base salaries paid to executives are intended to attract and retain highly talented individuals. In setting base salaries, individual experience, individual performance, the Company’s performance and job responsibilities during the year are considered. Executive salaries are reconciled by Human Resources and evaluated by the Compensation Committee on a bi-annual basis against local companies of similar size and nature. Although the Company did not generally implement base salary increases during 2020, in connection with his appointment as Chief Executive Officer, Mr. Coleman’s base salary was increased from $346,300 to $475,000 retroactive to April 1, 2020. In advance of her appointment as an executive officer during 2020, Ms. Houghton’s base salary was increased from $237,000 to $260,000 effective July 17, 2020.
Annual Bonus Plan Compensation
The Company has established an annual bonus program for the payment of cash and/or equity awards to some or all of the executive officers and other members of senior management based upon the Company’s annual earnings and potentially other financial and personal metrics. The amount of the aggregate pool to be established each year will be determined by the Compensation Committee on or about the end of each fiscal year, based upon the Company achieving financial metrics in excess of a pre-determined level for each fiscal year (the “Benchmark”). In the event the Company’s financial metrics exceed the Benchmark for the applicable fiscal year, some or all of the executive officers may receive bonuses in the form of cash, stock options, stock or some combination thereof. The Compensation Committee will determine the amount, if any, of the awards to be received by the Chief Executive Officer (“CEO”) and whether the awards will be made in cash, stock options or stock, or some combination thereof, which determination will be made, based upon the overall financial results of the Company during the applicable fiscal year as well as on the personal performance of the CEO during the applicable fiscal year. The CEO will determine the amount, if any, of the awards to be received to all other executive officers, and whether the awards will be made in cash, stock options or stock, or some combination thereof, which determination will be made based upon the overall financial results of the Company during the applicable fiscal year as well as on the personal performance of each of the executive officers during the applicable fiscal year.

For fiscal year 2020, the Compensation Committee based the Benchmarks on compliance with the financial covenants in the Company’s loan agreements. Based on fiscal year 2020 results, it was determined that the 2020 Benchmarks were achieved and therefore the full $840,000 bonus pool was established for the award of bonuses to the executive officers and other senior management in accordance with the Company’s annual bonus program. Such amount was divided between cash payments and stock option awards with respect to the executive officers as follows: (i) Mr. Coleman — $140,000 in cash and $220,000 payable in the form of a five-year stock option grant on March 12, 2021 to purchase 261,905 shares of common stock at $1.60 per share; (ii) Mr. Krishnamurti — $105,000 in cash and $35,000 payable in the form of a five-year stock option grant on March 12, 2021 to purchase 41,667 shares of common stock at $1.60 per share; (iii) Ms. Houghton — $105,000 in cash and $40,000 payable in the form of a five-year stock option grant on March 12, 2021 to purchase 47,619 shares of common stock at $1.60 per share; and (iv) Mr. Gaglione — $30,000 in cash and $20,000 payable in the form of a five-year stock option grant on March 12, 2021 to purchase 23,810 shares of common stock at $1.60 per share.
In addition, in connection with his appointment as Chief Executive Officer, Mr. Coleman was entitled to receive an additional short-term incentive cash bonus of $93,750, payable in equal quarterly increments of $31,250 following the second, third and fourth fiscal quarters of 2020. This bonus could be earned based on compliance with the quarterly covenants under the Company’s credit agreements. Based upon the Company’s compliance with the covenants in each quarter, these amounts were earned and paid in full.
Equity Incentive Awards
Company executives are eligible to receive restricted stock and stock options (which give them the right to purchase shares of common stock at a specified price in the future). These grants will vest based upon the passage of time, the achievement of performance metrics, or both. We believe that the use of restricted stock and stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by achieving increased value for stockholders and retaining key employees.
Stock option awards are intended to attract and retain highly talented executives, to provide an opportunity for significant compensation when overall Company performance is reflected in the stock price and to help align executives’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees and annually to a broad group of existing key employees, including executive officers. We have adopted a number of equity compensation plans governing the grant of such stock options. All of our equity compensation plans have been approved by our shareholders.
Annual option grants to executive officers are made at the discretion of the Board or the Compensation Committee and may be in the form of incentive stock options (“ISOs”) up to the fullest extent permitted under tax laws, with the balance granted in the form of nonqualified stock options. The option grants are subject to the terms of the relevant plan. ISOs have potential income tax advantage for executives if the executive disposes of the acquired shares after satisfying certain holding periods. Tax laws provide that the aggregate grant at date of grant for market value of ISOs that become exercisable for any employee in any year may not exceed $100,000.
Our current practice for options issued to all employees and to non-employee directors is typically to issue options that vest immediately upon issuance or over the first year of the option grant, and carry a term of ten years.
In connection with his joining the Company as our Vice President — Operations, on September 14, 2020 the Compensation Committee granted to Kenneth Gaglione, Non-qualified options to purchase 135,135 shares of common stock with an exercise price of $1.23 per share (which was equal to the closing market price per share of our stock on the date of the grant). Such options provide for 50% vesting on the date of grant and 50% vesting on the first anniversary of the date of grant and have a stated expiration date of five years after grant.
Due to the option grants made in December 2019, no stock options were granted in Fiscal 2020 to the Named Executives. We did not make grants of restricted stock to any Named Executives during Fiscal 2020.

Other Annual Compensation and Benefits
Although direct compensation, in the form of salary, non-equity incentive awards and long-term equity incentive awards provide most of the compensation to each executive officer, we also provide for the following items of additional compensation:
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Retirement savings are provided by a 401(k) plan, in the same manner to all U.S. employees. This plan includes an employer matching contribution of 100% of an employee’s annual contribution up to a maximum of 2% of the employee’s salary, which is intended to encourage employees (including the chief executive officer) to save for retirement.

•
Health, life and disability benefits are offered to our executive officers in the same manner to all of our U.S. employees. We provided additional long term disability and long term care policies for each of our executive officers.

Additionally, in August, 2019, the Compensation Committee authorized the Company to purchase a $1,000,000 “Whole Life Legacy 10-Pay” life insurance policy for, and in the name of, Brian F. Coleman, and to maintain the said policy in full force and effect for as long as Brian F. Coleman remains employed by the Company, at a fixed annual premium of $71,210 for a maximum of ten (10) years.
Summary of Compensation
Summary Compensation Table
The following table discloses, for the years indicated, the compensation for (i) our Chief Executive Officer, (ii) our former Chief Executive Officer (who passed away on June 23, 2020), (iii) our two most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the year ended December 31, 2020 and whose total compensation during the year ended December 31, 2020 exceeded $100,000 and (iv) any person who served as an executive officer in 2020 and would have been one of our two most highly compensated executive officers, other than the Chief Executive Officer, but for the fact that he was not an executive officer at the end of the year ended December 31, 2020 (collectively, the “Named Executives”).
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Brian F. Coleman, President, Chief Executive Officer(3)	2020	$441,764	—	$220,000	$233,750	$86,439(4)	$981,953
	2019	$346,300	—	$434,700	—	$86,410(4)	$867,410
Nat Krishnamurti, Chief Financial Officer and Secretary	2020	$275,000	—	$35,000	$105,000	$2,800(5)	$417,800
	2019	$250,000	—	$138,000	—	$2,800(5)	$390,800
Kathleen L. Houghton, Vice President – Sales and Marketing	2020	$247,615	—	$40,000	$105,000	$1,623(5)	$394,238
	2019	$221,598	—	$66,462	$25,000	$1,623(5)	$314,683
Kevin J. Zugibe, Former Chairman and Chief Executive Officer(3)	2020	$256,628	—	—	—	—	$256,628
	2019	$532,800	—	$448,500	—	$5,400(5)	$986,700
Ryan A. Maupin, Former Chief Restructuring Officer(6)	2020	$840,000	—	—	—	—	$840,000
	2019	—	—	—	—	—	—

(1)
We utilize the grant date fair value using the Black-Scholes method as described in Note 11 to the Notes to the Consolidated Financial Statements contained in our Form 10-K for the year ended December 31, 2020.

(2)
Amount (and in the case of Mr. Coleman, $140,000 of such amount) was earned in the indicated calendar year and paid in cash during first quarter of following year.

(3)
Messrs. Coleman and Zugibe did not receive any additional compensation for services as a director during the years ended December 31, 2020 and 2019.

(4)
Represent payments to Mr. Coleman for (a) supplemental long term disability insurance purchased for the benefit of the executive officer ($5,607 in 2020), (b) payments of annual premiums for long term care insurance purchased for the benefit of the executive officer and, where applicable, the executive officer’s spouse ($9,622 in 2020), and (c) payments of annual premiums for a life insurance policy purchased for the benefit of the executive officer ($71,210 in 2020).

(5)
Represent payments for supplemental long term disability insurance purchased for the benefit of the executive officers.

(6)
Mr. Maupin joined Hudson effective January 2, 2020 and his employment with Hudson terminated on July 31, 2020. Mr. Maupin’s services were provided to Hudson by Grant Thornton LLP at a cost of $120,000 per month. See “Employment, Termination, Change of Control and other Agreements” below.

Employment, Termination, Change of Control and other Agreements
Brian F. Coleman.   On July 15, 2020, we entered into a Fourth Amended and Restated Agreement dated as of June 24, 2020 with Brian F. Coleman, which amended and restated his prior employment agreement. Pursuant to the restated agreement, Mr. Coleman is serving as our President and Chief Executive Officer and is receiving an annual base salary of $475,000 retroactive to April 1, 2020, with such increases and bonuses as our Board of Directors may determine. The agreement currently expires on June 24, 2022 and is automatically renewable for successive two year terms unless either party gives notice of termination at least ninety days prior to the expiration date of the then current term. In addition, during and after the term of the agreement, we have agreed to pay, grossed up for any taxes owed on such payments, life insurance premiums equal to $71,210 per year for nine years beginning in 2020, with respect to a $1,000,000 whole life insurance policy for the benefit of Mr. Coleman.
As part of the agreement, Mr. Coleman has agreed to certain covenants and restrictions, which include an agreement that Mr. Coleman will not compete with us in the United States for a period of twenty-four months after his termination for any reason. The agreement also provides that, in the event of his involuntary separation from Hudson without cause, or in the event he becomes disabled, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Coleman will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of twenty-four months, and payment over a twenty four month period of an amount equivalent to 100% of the highest bonus paid to Mr. Coleman in the three years prior to his termination. Furthermore, all stock options, stock appreciation rights, and any similar rights which Mr. Coleman holds on the date of termination of employment shall become fully vested and be exercisable and shall remain exercisable following the termination of employment until (i) expiration of the twenty-four month severance period, (ii) termination of severance benefits due to a breach of the agreement by Mr. Coleman, or (iii) expiration of the original term of the stock option, stock appreciation right or similar right, whichever first occurs.
The agreement also provides that severance is triggered under the agreement in the event that the executive’s employment is terminated by us without Cause (as defined) or for any reason by the executive within sixty (60) days following a Fundamental Change (as defined). A “Fundamental Change” is defined to include (a) if the Company or certain of its subsidiaries shall make a general assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed; (b) upon commencement of any proceedings by the Company or certain of its subsidiaries under any bankruptcy, reorganization, or similar law or statute; (c) upon the commencement of the dissolution or liquidation of the Company or certain of its subsidiaries; or a (d) upon a Change in Control (as defined therein).
The Fourth Amended and Restated Agreement replaced the following prior agreements: In March 2016, we entered into an agreement with Brian F. Coleman, pursuant to which, Mr. Coleman agreed to certain covenants and restrictions, which included an agreement that Mr. Coleman would not compete with us in the United States for a period of eighteen months after his termination for any reason. The agreement provided that Mr. Coleman was entitled to sick leave for up to one hundred twenty days with continuation of at least 75% of Mr. Coleman’s salary after the commencement of his sick leave. The agreement also provided that, in the event of his involuntary separation without cause, or in the event he became disabled, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Coleman would receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of eighteen months, and payment over an eighteen month period of an amount equivalent to 100% of the highest bonus paid to Mr. Coleman in the three years prior to his termination. In September 2019, the agreement was amended to update the agreement with respect to certain recent regulatory developments, including the Defend Trade Secrets Act and related whistleblower provisions, and other technical and clarifying amendments. The amended agreement did not materially amend the economic or other fundamental terms of the existing agreement. On December 19, 2019, we entered into a Third Amended and Restated Agreement with Mr. Coleman which amended the prior agreements to make certain technical amendments and otherwise to add a provision providing that severance is triggered under the applicable agreement in the event that the executive’s employment is terminated by the Company without Cause (as defined) or for any reason by the executive within sixty (60) days following a Fundamental Change (as defined). A “Fundamental Change” was defined to include (a) if the Company or certain of its subsidiaries shall make a general assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed; (b) upon commencement of any proceedings by the Company or certain of its subsidiaries under any bankruptcy, reorganization, or similar law or statute; (c) upon the commencement of the dissolution or liquidation of the Company or certain of its subsidiaries; or a (d) upon a Change in Control (as defined therein).
Nat Krishnamurti.   On September 5, 2016, we entered into an agreement with Nat Krishnamurti, pursuant to which Mr. Krishnamurti has agreed to certain covenants and restrictions, which include an agreement that Mr. Krishnamurti will not compete with us in the United States for a period of eighteen months after his termination for any reason. The agreement provides that Mr. Krishnamurti is entitled to sick leave for up to one hundred twenty days with continuation of at least 75% of Mr. Krishnamurti’s salary after the commencement of his sick leave. The agreement also provides that in the event of his involuntary separation without cause, or in the event he becomes disabled, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Krishnamurti will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of twelve months, and a lump sum payment equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination. In September 2019, the agreement was amended to update the agreement with respect to certain recent regulatory developments, including the Defend Trade Secrets Act and related whistleblower provisions, and other technical and clarifying amendments. The amended agreement did not materially amend the economic or other fundamental terms of the existing agreement.
Kathleen L. Houghton.   On September 30, 2019 we entered into an amended and restated agreement with Kathleen Houghton, pursuant to which Ms. Houghton has agreed to certain covenants and restrictions, which include an agreement that Ms. Houghton will not compete with us in the United States for a period of twelve months after her termination for any reason. The agreement provides that Ms. Houghton is entitled to sick leave for up to one hundred twenty days with continuation of at least 75% of Ms. Houghton’s salary after the commencement of her sick leave. The agreement also provides that in the event of her involuntary separation without cause or in the event of her voluntary separation for a good reason as enumerated in the agreement, Ms. Houghton will receive severance payments, in the form of the continuation of her annual base salary and benefits for a period of twelve months, and, subject to performance criteria, a lump sum payment equivalent to the highest bonus paid to her in the three years prior to her termination, pro-rated to the date of her termination.
Kenneth Gaglione.   On September 14, 2020, we entered into an agreement with Kenneth Gaglione, pursuant to which Mr. Gaglione has agreed to certain covenants and restrictions, which include an agreement that Mr. Gaglione will not compete with us in the United States for a period of six months after his termination of employment for any reason. The agreement also provides that in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Gaglione will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of six months, and, subject to performance criteria, a lump sum payment equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination.

Kevin J. Zugibe.   In March 2016, we entered into a Second Amended and Restated Employment Agreement with Kevin J. Zugibe, which was to expire in March 2022 and was automatically renewable for successive two year terms unless either party gave notice of termination at least ninety days prior to the expiration date of the then current term. Pursuant to the agreement, Mr. Zugibe was receiving an annual base salary of $532,800 with such increases and bonuses as our Board of Directors may determine. The agreement provided that Mr. Zugibe was entitled to sick leave for up to one hundred twenty days with continuation of at least 75% of Mr. Zugibe’s salary after the commencement of his sick leave. Mr. Zugibe was also entitled to take up to five weeks of vacation, excluding paid holidays. In September 2019, we entered into a Third Amended and Restated Employment Agreement with Kevin J. Zugibe which amended the prior agreement to update the agreement with respect to certain recent regulatory developments, including the Defend Trade Secrets Act and related whistleblower provisions, and other technical and clarifying amendments. The Third Amended and Restated Employment Agreement did not materially amend the economic or other fundamental terms of the existing agreement. On December 19, 2019, we entered into a Fourth Amended and Restated Employment Agreement with Mr. Zugibe which amended the prior agreement to make certain technical amendments and otherwise to add a provision providing that severance is triggered under the applicable agreement in the event that the executive’s employment is terminated by the Company without Cause (as defined) or for any reason by the executive within sixty (60) days following a Fundamental Change (as defined). A “Fundamental Change” is defined to include (a) if the Company or certain of its subsidiaries shall make a general assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed; (b) upon commencement of any proceedings by the Company or certain of its subsidiaries under any bankruptcy, reorganization, or similar law or statute; (c) upon the commencement of the dissolution or liquidation of the Company or certain of its subsidiaries; or a (d) upon a Change in Control (as defined therein).
As part of the agreement, Mr. Zugibe agreed to certain covenants and restrictions, which included an agreement that Mr. Zugibe would not compete with us in the United States for a period of twenty-four months after his termination for any reason. The agreement also provided that, in the event of his involuntary separation from Hudson without cause, or in the event he became disabled, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Zugibe would receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of twenty-four months, and payment over a twenty four month period of an amount equivalent to 100% of the highest bonus paid to Mr. Zugibe in the three years prior to his termination. The agreement also provided that in the event of his involuntary separation from Hudson without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, we would assign to Mr. Zugibe any life insurance policy we held insuring the life of Mr. Zugibe.
Mr. Zugibe passed away unexpectedly on June 23, 2020. We were the beneficiary of a “key-man” insurance policy on the life of Mr. Zugibe in the amount of $1,000,000.
Ryan A. Maupin.   Commencing January 2, 2020, Mr. Maupin’s services were provided to us by Grant Thornton LLP at a cost of $120,000 per month. Mr. Maupin was retained by us in accordance with the requirements set forth in the Waiver and Fourth Amendment to Term Loan Credit and Security Agreement (the “Fourth Amendment”) among Hudson Technologies Company (“HTC”), an indirect subsidiary of the Company, and HTC’s affiliates Hudson Holdings, Inc. and Aspen Refrigerants, Inc., as borrowers, the Company as a guarantor, and U.S. Bank National Association, as collateral agent and administrative agent, and the various lenders thereunder. In the event that, following the retention of the Chief Restructuring Officer (“CRO”), LTM Adjusted EBITDA (as defined) exceeded the greater of (x) 105% of the minimum LTM Adjusted EBITDA and (y) $9.55 million for two consecutive quarterly reporting periods, the Company could terminate the CRO if the Company reasonably determined that the services of the CRO were no longer needed; provided, that no default shall have occurred or be continuing under the Term Loan Facility. On July 29, 2020, our Board of Directors authorized the termination, effective July 31, 2020, of Mr. Maupin, as the Company’s Chief Restructuring Officer, due to the achievement of the foregoing performance targets.
Stock Option Grants or Stock Awards
The following table discloses the outstanding option awards held by the Named Executives as of December 31, 2020. No outstanding unvested stock awards have been issued to the Named Executives.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Brian F. Coleman	851,250	93,750(1)	$0.75	12/19/2029
	910,400	—	$1.09	11/30/2021
Nat Krishnamurti	268,750	31,250(1)	$0.75	12/19/2029
	442,800	—	$1.09	11/30/2021
Kathleen L. Houghton	6,000	—	$2.17	5/23/2021
	30,000	—	$2.31	6/8/2021
	125,000	—	$1.09	11/30/2021
	20,000	—	$1.25	2/20/2022
	90,000	30,000(1)	$0.75	12/19/2029
Kevin J. Zugibe	—	—
Ryan A. Maupin	—	—

(1)
The indicated unvested options provided for quarterly vesting over a one-year period from date of grant with vesting conditioned upon the Company’s continued compliance with the covenant requirements of its term loan agreement as recast by the most recent amendment thereto. Such options vested during the first quarter of 2021.

Stock Option Plans
2008 Stock Incentive Plan
We have adopted the 2008 Stock Incentive Plan (the “2008 Plan”), pursuant to which 3,000,000 shares of our common stock were reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs could be granted under the 2008 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards could be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights could also be issued in tandem with stock options. The ability to grant options or other awards under the 2008 Plan expired on June 19, 2018.
As of December 31, 2020, we had options outstanding to purchase 345,197 shares of common stock under the 2008 Plan.
2014 Stock Incentive Plan
We have adopted the 2014 Stock Incentive Plan (the “2014 Plan”), pursuant to which 3,000,000 shares of our common stock are currently reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs may be granted under the 2014 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards may be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights may also be issued in tandem with stock options.
The 2014 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by our Compensation Committee of the Board of Directors. The Committee, within the limitations of the 2014 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. In the case of restricted stock, deferred stock or other stock-based awards, the Committee, within the limitations of the 2014 Plan, determines the persons to whom awards will be granted, the number of shares of stock subject to the award, and the restrictions on issuance and transfer of such shares. Unless the 2014 Plan is sooner terminated, the ability to grant options or other awards under the 2014 Plan will expire on September 17, 2024.
ISOs granted under the 2014 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a 10% shareholder). In the case of ISOs, the aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans) may not exceed $100,000. Non-qualified options granted under the 2014 Plan may not be granted at a price less than the fair market value of our common stock. Options granted under the 2014 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to a 10% shareholder). Except as otherwise provided by the Committee with respect to non-qualified options, all options, restricted stock, deferred stock or other stock-based awards granted under the 2014 Plan are not transferable during a grantee’s lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of a grantee, all options, restricted stock, deferred stock or other stock-based awards granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.
As of December 31, 2020, we had options outstanding to purchase 2,274,718 shares of common stock under the 2014 Plan and 402,722 shares are reserved for future issuances under the 2014 Plan.
2018 Stock Incentive Plan
We have adopted the 2018 Stock Incentive Plan (the “2018 Plan”), pursuant to which 4,000,000 shares of our common stock are currently reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs may be granted under the 2018 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards may be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights may also be issued in tandem with stock options.
The 2018 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by our Compensation Committee of the Board of Directors. The Committee, within the limitations of the 2018 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. In the case of restricted stock, deferred stock or other stock-based awards, the Committee, within the limitations of the 2018 Plan, determines the persons to whom awards will be granted, the number of shares of stock subject to the award, and the restrictions on issuance and transfer of such shares. Unless the 2018 Plan is sooner terminated, the ability to grant options or other awards under the 2018 Plan will expire on June 7, 2028.
ISOs granted under the 2018 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a 10% shareholder). In the case of ISOs, the aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans) may not exceed $100,000. Non-qualified options granted under the 2018 Plan may not be granted at a price less than the fair market value of our common stock. Options granted under the 2018 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to a 10% shareholder). Except as otherwise provided by the Committee with respect to non-qualified options, all options, restricted stock, deferred stock or other stock-based awards granted under the 2018 Plan are not transferable during a grantee’s lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of a grantee, all options, restricted stock, deferred stock or other stock-based awards granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

As of December 31, 2020, we had options outstanding to purchase 2,530,987 shares of common stock under the 2018 Plan and 882,541 shares are reserved for future issuances under the 2018 Plan.
2020 Stock Incentive Plan
We have adopted the 2020 Stock Incentive Plan (the “2020 Plan”), pursuant to which 3,000,000 shares of our common stock are currently reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs may be granted under the 2020 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards may be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights may also be issued in tandem with stock options.
The 2020 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by our Compensation Committee of the Board of Directors. The Committee, within the limitations of the 2020 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. In the case of restricted stock, deferred stock or other stock-based awards, the Committee, within the limitations of the 2020 Plan, determines the persons to whom awards will be granted, the number of shares of stock subject to the award, and the restrictions on issuance and transfer of such shares. Unless the 2020 Plan is sooner terminated, the ability to grant options or other awards under the 2020 Plan will expire on June 11, 2030.
ISOs granted under the 2020 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a 10% shareholder). In the case of ISOs, the aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans) may not exceed $100,000. Non-qualified options granted under the 2020 Plan may not be granted at a price less than the fair market value of our common stock. Options granted under the 2020 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to a 10% shareholder). Except as otherwise provided by the Committee with respect to non-qualified options, all options, restricted stock, deferred stock or other stock-based awards granted under the 2020 Plan are not transferable during a grantee’s lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of a grantee, all options, restricted stock, deferred stock or other stock-based awards granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.
As of December 31, 2020, we had options outstanding to purchase 178,613 shares of common stock under the 2020 Plan and 2,785,673 shares are reserved for future issuances under the 2020 Plan.
Director Compensation
During 2020, non-employee directors other than Ms. Frizzley and Mr. Caruso received an annual fee of $51,000 per year, paid in a combination of cash and equity compensation in the form of stock options or stock grants. An additional $5,000 per year was paid to non-employee directors serving as the chairman of the Company’s Audit, Compensation and Safety and Environmental Protection Committees. Ms. Frizzley and Mr. Caruso were entitled to a fee of $60,000 per year in cash. Non-employee directors also received reimbursement for out-of-pocket expenses incurred for attendance at meetings of the Board of Directors and Board committee meetings.

In December 2020, the Board amended its standard non-employee director compensation structure effective January 1, 2021 as follows:
•
Annual cash fee of $40,000 per year payable in equal quarterly installments;

•
In addition to the annual cash fee set forth above, the Chairperson of the Audit Committee, the Executive Compensation Committee, and the Occupational, Safety and Environmental Protection Committee, shall receive an additional annual cash fee of $8,000 payable in equal quarterly installments;

•
An additional payment following the annual shareholders meeting of the Company of $24,000 — payable, at the choice of each director, either (1) entirely in the form of an equity grant determined by the Compensation Committee or (2) half in cash and half in the form of an equity grant determined by the Compensation Committee.

Ms. Frizzley and Mr. Caruso remain entitled to a fee of $60,000 per year in cash.
The following table discloses the compensation of the non-employee directors who served as our directors during the year ended December 31, 2020.
DIRECTOR COMPENSATION
Name	Fees earned or paid in cash	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Vincent P. Abbatecola(3)	$46,000	—	$10,000	—	$56,000
Richard D. Caruso(3)	$50,000	$5,000	$5,000	—	$60,000
Jill K. Frizzley(3)	$50,000	$10,000	—	—	$60,000
Stephen P. Mandracchia(3)(4)	$17,000	—	—	—	$17,000
Dominic J. Monetta(3)	$36,000	$20,000	—	—	$56,000
Otto C. Morch(3)	$46,000	—	$10,000	—	$56,000
Richard Parrillo(3)	$41,000	—	$10,000	—	$51,000
Eric A. Prouty(3)	$31,000	—	$20,000	—	$51,000

(1)
Reflects the fair value of a share grant computed in accordance with FASB ASC Topic 718, based on the applicable fair-market value on the date of grant.

(2)
We utilize the grant date fair value using the Black-Scholes method as described in Note 11 to the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)
As of December 31, 2020, Mr. Abbatecola held options to purchase 193,051 shares of common stock, Mr. Caruso held options to purchase 10,870 shares of common stock, Ms. Frizzley did not hold any options, Mr. Mandracchia held options to purchase 257,474 shares of common stock, Mr. Morch held options to purchase 261,333 shares of common stock, Dr. Monetta held options to purchase 207,009 shares of common stock, Mr. Parrillo held options to purchase 262,820 shares of common stock, and Mr. Prouty held options to purchase 244,123 shares of common stock.

(4)
Joined the Board on September 1, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 31, 2021 based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) the Named Executives, (iii) each of our directors and (iv) all of our directors and executive officers as a group:
BENEFICIAL OWNERSHIP TABLE
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Brian F. Coleman	2,612,324(2)	5.7%
Nat Krishnamurti	799,249(3)	1.8%
Kathleen L. Houghton	348,619(4)	*
Ryan A. Maupin	0	—
Vincent P. Abbatecola	309,979(5)	*
Richard D. Caruso	15,972(6)	*
Jill K. Frizzley	10,204	*
Stephen P. Mandracchia	1,441,770(7)	3.3%
Dominic J. Monetta	287,325(8)	*
Otto C. Morch	298,418(9)	*
Richard Parrillo	364,204(10)	*
Eric A. Prouty	324,813(11)	*
Cooper Creek Partners Management LLC	4,185,043(12)	9.6%
Ernest Lazarus	3,959,915(13)	9.1%
Estate of Kevin J. Zugibe	3,774,756(14)	8.7%
ArrowMark Colorado Holdings LLC	3,639,104(15)	8.4%
All directors and executive officers as a group (Twelve Persons)	6,906,754(16)	14.3%

*
= Less than 1%

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 31, 2021. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not held by any other person) and which are exercisable within 60 days from March 31, 2021 have been exercised. Unless otherwise noted, Hudson believes that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. The address for each beneficial owner, unless otherwise noted, is c/o Hudson Technologies, Inc. at: PO Box 1541, One Blue Hill Plaza, Pearl River, New York 10965.

(2)
Includes (i) 910,400 shares that may be purchased at $1.09 per share; (ii) 945,000 shares that may be purchased at $0.75 per share; and (iii) 261,905 shares that may be purchased at $1.60 per share, under immediately exercisable options.

(3)
Includes (i) 442,800 shares that may be purchased at $1.09 per share; (ii) 300,000 shares that may be purchased at $0.75 per share; and (iii) 41,667 shares that may be purchased at $1.60 per share, under immediately exercisable options.

(4)
Consists of (i) 6,000 shares that may be purchased at $2.17 per share; (ii) 30,000 shares which may be purchased at $2.31 per share; (iii) 125,000 shares which may be purchased at $1.09 per share; (iv) 20,000 shares which may be purchased at $1.25 per share; (v) 120,000 shares which may be purchased at $0.75 per share; and (vi) 47,619 shares that may be purchased at $1.60 per share, under immediately exercisable options.

(5)
Includes (i) 25,000 shares that may be purchased at $1.31 per share; (ii) 10,281 shares which may be purchased at $3.27 per share; (iii) 21,118 shares which may be purchased at $1.88 per share; (iv) 8,224 shares which may be purchased at $1.76 per share; (v) 81,689 shares which may be purchased at $1.09 per share; (vi) 25,000 shares which may be purchased at $0.75 per share and (vii) 21,739 shares that may be purchased at $0.98 per share, under immediately exercisable options.

(6)
Includes 10,870 shares that may be purchased at $0.98 per share, under immediately exercisable options.

(7)
Includes (i) 232,474 shares that may be purchased at $1.09 per share; and (ii) 25,000 shares which may be purchased at $1.70 per share, under immediately exercisable options. Also includes 707,184 shares held by the Theresa Ann Mandracchia Family Revocable Trust and 34,112 shares held by Mr. Mandracchia’s child.

(8)
Includes (i) 25,000 shares which may be purchased at $1.31 per share; (ii) 10,281 shares which may be purchased at $3.27 per share; (iii) 21,118 shares which may be purchased at $1.88 per share; (iv) 16,447 shares that may be purchased at $1.76 per share; (v) 74,163 shares which may be purchased at $1.09 per share and (vi) 60,000 shares that may be purchased at $0.75 per share, under immediately exercisable options.

(9)
Includes (i) 25,000 shares which may be purchased at $1.31 per share; (ii) 10,281 shares which may be purchased at $3.27 per share; (iii) 21,118 shares which may be purchased at $1.88 per share; (iv) 83,195 shares that may be purchased at $1.09 per share; (v) 40,000 shares that may be purchased at $0.62 per share; (vi) 60,000 shares that may be purchased at $0.75 per share; and (vii) 21,739 shares that may be purchased at $0.98 per share, under immediately exercisable options.

(10)
Includes (i) 18,092 shares that may be purchased at $1.76 per share; (ii) 81,689 shares which may be purchased at $1.09 per share; (iii) 1,300 shares that may be purchased at $1.70 per share; (iv) 80,000 shares that may be purchased at $0.62 per share; (v) 60,000 shares that may be purchased at $0.75 per share; and (vii) 21,739 shares that may be purchased at $0.98 per share, under immediately exercisable options.

(11)
Includes (i) 18,092 shares which may be purchased at $1.76 per share, (ii) 42,553 shares which may be purchased at $1.09 per share; (iii) 80,000 shares that may be purchased at $0.62 per share; (iv) 60,000 shares that may be purchased at $0.75 per share; and (v) 43,478 shares that may be purchased at $0.98 per share, under immediately exercisable options.

(12)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G Amendment No. 17 filed by Cooper Creek Partners Management LLC on February 12, 2021. The address of Cooper Creek Partners Management LLC is 501 Madison Avenue, Suite 1201, New York, New York 10022.

(13)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G filed by Ernest Lazarus on July 29, 2019. The address of Ernest Lazarus is 2604 Totana Court, San Ramon, California 94583.

(14)
The address of Estate of Kevin J. Zugibe is c/o Thomas P. Zugibe, Executor, 30 Tavarone Street, Garnerville, New York 10923.

(15)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G Amendment No. 4 filed by ArrowMark Colorado Holdings LLC on February 16, 2021. The address of ArrowMark Colorado Holdings LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(16)
Includes options to purchase 4,778,448 shares of common stock which may be purchased under immediately exercisable options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Stephen P. Mandracchia served as Vice President — Legal and Regulatory and Secretary of the Company through May 3, 2019 and since that date served the Company in a consulting role through August 31, 2020. From May 6, 2019 through December 31, 2019, Mr. Mandracchia received a monthly consulting fee of $10,000 and such fee was increased to $12,000 per month effective January 1, 2020. During the period January 1, 2019 through May 3, 2019, Mr. Mandracchia was paid base salary of $94,656 and was issued a stock option to purchase 25,000 shares of Company common stock at an exercise price of $1.70 per share. Mr. Mandracchia is the brother-in-law of Kevin J. Zugibe, the Company’s former Chairman of the Board and Chief Executive Officer. Effective September 1, 2020, Mr. Mandracchia became a member of the Company’s Board of Directors.

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Company is asking its shareholders to approve a non-binding advisory resolution on its named executive officer compensation as reported in this Proxy Statement pursuant to the Securities Exchange Act and related SEC rules and regulations. At our 2019 annual meeting of shareholders, the shareholders voted, on an advisory basis, in favor of annual votes with respect to named executive officer compensation, and our Board of Directors has agreed to implement annual votes with respect thereto.
Our compensation structure is established by our Compensation Committee and is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of shareholder value, to reward executives when the Company performs financially or operationally well, to align the financial interests of our executives with the interests of our shareholders, and to be competitive within our industry without targeting or setting compensation at specific benchmark percentiles. Our Compensation Committee’s philosophy is to balance the named executive officers’ short-term compensation with long-term compensation in order to align their interests with the interests of our shareholders. Within this framework, our Compensation Committee strives to maintain executive compensation that is fair, reasonable, and competitive.
In accordance with the Securities Exchange Act, and as a matter of good corporate governance, the Company is asking shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of Hudson Technologies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the ‘Compensation Discussion and Analysis’ and the related accompanying tabular and narrative disclosure included in the Company’s Proxy Statement for the fiscal 2021 Annual Meeting of Shareholders.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee values the input of our shareholders and will carefully review and consider the voting results when evaluating our named executive officer compensation program.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION ON THE
COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
BDO USA, LLP has audited and reported upon our financial statements for our fiscal year ended December 31, 2020. The Audit Committee of the Board has re-appointed BDO USA, LLP as our independent registered public accountants for the fiscal year ending December 31, 2021. Although shareholder approval of the appointment of BDO USA, LLP is not required by law, the Audit Committee and the Board believe that it is advisable to give shareholders an opportunity to ratify this appointment. In view of the difficulty and expense involved in changing auditors on short notice, however, should the shareholders not ratify the selection of BDO USA, LLP, it is contemplated that the appointment of BDO USA, LLP for the fiscal year ending December 31, 2021 will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Audit Committee select other auditors for the following year. Furthermore, although the appointment of BDO USA, LLP is being submitted for shareholder ratification, the Audit Committee reserves the right, even after ratification by shareholders, to change the appointment of BDO USA, LLP as our independent registered public accountants, at any time during the 2021 fiscal year, if it deems such change to be in our best interest. A representative of BDO USA, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
In addition to retaining BDO USA, LLP to audit the Company’s financial statements, we have engaged BDO USA, LLP from time to time to perform other services. The following sets forth the aggregate fees billed by BDO USA, LLP to the Company in connection with services rendered during the years ended December 31, 2020 and December 31, 2019.
Audit Fees.   The aggregate fees billed by BDO USA, LLP for professional services rendered for the audits and reviews of the Company’s financial statements for the years ended December 31, 2020 and 2019 totaled $742,125 and $785,060, respectively.
Audit-Related Fees.   In 2020 and 2019, the aggregate fees billed by BDO USA, LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements were $0.
Tax Fees.   In 2020 and 2019 the aggregate fees billed by BDO USA, LLP for professional services rendered for tax advice totaled $123,065 and $101,600, respectively.
All Other Fees.   In 2020 and 2019, all other fees billed by BDO USA LLP for professional services rendered other than the services described in the paragraphs captioned “Audit Fees”, “Audit Related Fees” and “Tax Fees” were $0 and $326,713, respectively.
The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing services provided by BDO USA, LLP in 2020. Consistent with the Audit Committee’s responsibility for engaging the Company’s independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson or their designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing services provided by BDO USA, LLP.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

SHAREHOLDER PROPOSALS
Shareholders who wish to present proposals appropriate for consideration at the 2022 Annual Meeting of Shareholders, which the Company currently anticipates will be held in or about June 2022 must submit the proposal in proper form in a manner consistent with our By-Laws, and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this proxy statement not later than December 28, 2021 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.
After the December 28, 2021 deadline, a shareholder may present a proposal at the Company’s 2022 Annual Meeting if advance notice of the proposal is submitted in writing to the Company’s Chairman of the Board, c/o Corporate Secretary, at the address set forth above no earlier than February 10, 2022 and no later than March 12, 2022. In the event that the Annual Meeting of Shareholders to be held in 2022 is held either before May 11, 2022 or after August 9, 2022, then the notice must be received by the Company’s Secretary no later than 90 days prior to the date of such meeting or, within 10 days following the first public announcement of the date of such annual meeting if such public announcement is made less than 100 days prior to the date of such meeting. If timely submitted and otherwise in compliance with our By-Laws, the shareholder may present the proposal at that Annual Meeting, but the Company is not obligated to include the proposal in its proxy statement.
In addition, to be timely, a shareholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice will be true and correct as of the record date for the 2022 Annual Meeting and as of the date that is 10 business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Company not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).
OTHER INFORMATION
In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the Company without additional compensation in person, or by telephone, facsimile, email, or otherwise. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Hudson common stock, and we will reimburse these brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The cost of solicitation will be borne entirely by Hudson.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020 IS BEING FURNISHED HEREWITH AS PART OF THE ANNUAL REPORT TO SHAREHOLDERS TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.
COPIES OF EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS:
HUDSON TECHNOLOGIES, INC.
PO Box 1541, One Blue Hill Plaza
Pearl River, New York 10965
ATTENTION: Nat Krishnamurti, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 10, 2021
The Company’s proxy statement and Annual Report to Shareholders are available online at https://www.cstproxy.com/hudsontech/2021
The Board is not aware of any other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.
By order of the Board of Directors
Brian F. Coleman
Chairman of the Board
April 28, 2021

17687_Hudson Tech Proxy Card Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet — Q U I CK E A SY IMMEDIATE — 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies HUDSON TECHNOLOGIES, INC. to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 9, 2021. INTERNET/MOBILE — www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark X your votes like this 1. To elect a class of four directors to the Board of Directors: NOMINEES: FOR all WITHHOLD (01) Vincent P. Abbatecola nominees listed to the left AUTHORITY (02) Brian F. Coleman (except as marked to to vote for all nominees (03) Jill K. Frizzley the contrary below). listed to the left. (04) Otto C. Morch 2. To approve, by non-binding FOR AGAINST ABSTAIN advisory vote, named executive officer compensation. 3. To ratify the appointment of BDO FOR AGAINST ABSTAIN USA, LLP as independent registered public accountants for the fiscal year ending December 31, 2021. 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space above.) THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND “FOR” THE OTHER PROPOSALS LISTED ABOVE. CONTROL NUMBER Signature                  Signature, if held jointly                  Date                 , 2021 Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

17687_Hudson Tech Proxy Card Back IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 10, 2021 The Company’s proxy statement, and Annual Report to Shareholders, including the Annual Report on Form 10-K for the year ended December 31, 2020, are available on line at https://www.cstproxy.com/hudsontech/2021 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 10, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HUDSON TECHNOLOGIES, INC. PO Box 1541, One Blue Hill Plaza Pearl River, New York 10965 The undersigned hereby appoints BRIAN F. COLEMAN and NAT KRISHNAMURTI, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the “Company”) on Thursday, June 10, 2021, at 10:00 AM, at the Company’s offices at One Blue Hill Plaza, Pearl River, New York 10965 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters: (Continued and to be marked, dated and signed, on the other side)